UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 24, 2019 (June 24, 2019)

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	CZR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On June 24, 2019, Caesars Entertainment Corporation, a Delaware corporation (“Caesars”), Eldorado Resorts, Inc., a Nevada corporation (“Eldorado”), and Colt Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Eldorado (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Caesars with Caesars continuing as the surviving corporation and direct wholly owned subsidiary of Eldorado (the “Merger”). In connection with the Merger, Eldorado will change its name to Caesars Entertainment, Inc.

On the terms and subject to the conditions set forth in the Merger Agreement, the aggregate consideration paid by Eldorado in respect of outstanding shares of common stock of Caesars (“Caesars Common Stock”) will be (a) an amount of cash equal to (i) the sum of (A) $8.40 plus (B) if the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has not expired or been terminated by March 25, 2020, an amount equal to $0.003333 for each day (subject to certain exceptions described in the Merger Agreement) from March 25, 2020 until the closing date of the Merger (the “Closing Date”), multiplied by (ii) the number of shares of Caesars Common Stock outstanding at the effective time of the Merger (the “Aggregate Cash Amount”) and (b) a number of shares of common stock of Eldorado (“Eldorado Common Stock”) equal to 0.0899 multiplied by the number of shares of Caesars Common Stock outstanding at the effective time of the Merger (the “Aggregate Eldorado Share Amount”). Each holder of shares of Caesars Common Stock will be entitled to elect to receive, for each share of Caesars Common Stock held by such holder, either an amount of cash or a number of shares of Eldorado Common Stock with value equal to the Per Share Amount. The “Per Share Amount” is equal to (a) (i) the Aggregate Cash Amount, plus (ii) the product of (A) 0.0899 and (B) the Eldorado Common Stock VWAP and (C) the number of shares of Caesars Common Stock outstanding at the effective time of the Merger, divided by (b) the number of shares of Caesars Common Stock outstanding at the effective time of the Merger. Elections are subject to proration such that the aggregate amount of cash paid in exchange for outstanding shares of Caesars Common Stock in the Merger will not exceed the Aggregate Cash Amount and the aggregate number of shares of Eldorado Common Stock issued in exchange for shares of Caesars Common Stock in the Merger will not exceed the Aggregate Eldorado Share Amount. Outstanding options and other equity awards issued under Caesars’ stock plans will be treated in the manner set forth in the Merger Agreement and, to the extent entitled pursuant to the terms of the Merger Agreement and the underlying equity awards, will receive the Per Share Amount (or applicable portion thereof) in cash. “Eldorado Common Stock VWAP” means the volume weighted average price of a share of Eldorado Common Stock for a ten (10) trading day period, starting with the opening of trading on the eleventh (11th) trading day prior to the anticipated Closing Date to the closing of trading on the second (2nd) to last trading day prior to the anticipated Closing Date.

Immediately following the closing, the board of directors of Eldorado will, subject to certain exceptions described in the Merger Agreement, consist of 11 directors, five of whom shall be selected by Eldorado from the board of directors of Caesars as of the time of mailing the joint proxy statement for the Merger

The Merger Agreement contains customary representations and warranties from each of Caesars and Eldorado, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business prior to the closing, (2) the use of reasonable best efforts to consummate the Merger and obtain all required consents and approvals, including regulatory approvals, (3) the preparation and filing of a joint proxy statement and S-4 registration statement and (4) holding a meeting of shareholders to obtain their requisite approvals in connection with the Merger, including, among other approvals, the approval by Eldorado shareholders of the issuance of shares of Eldorado Common Stock in the Merger, certain amendments to the articles of incorporation of Eldorado, and the reincorporation of

Eldorado in Delaware, and, subject to certain exceptions, the recommendation of the board of directors of each of Caesars and Eldorado that such approvals be provided. The Merger Agreement also prohibits Caesars and Eldorado from soliciting competing acquisition proposals, except that, subject to customary exceptions and limitations, prior to receiving shareholder approval, Caesars and Eldorado may, as applicable, provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal if the board of directors of Caesars or Eldorado, as applicable, determines that such acquisition proposal would reasonably be expected to result in a superior proposal with respect to an alternative transaction and failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Each of Eldorado’s and Caesars’ obligation to consummate the Merger is subject to the satisfaction or waiver of certain conditions, including, among others, (1) the expiration or termination of any applicable waiting period under the HSR Act, and receipt of required gaming approvals, (2) the absence of any governmental order or law prohibiting the consummation of the Merger, (3) adoption of the Merger Agreement by holders of a majority of the outstanding shares of Caesars Common Stock, (4) the approval of the issuance of shares of Eldorado Common Stock in the Merger, (5) the effectiveness of the registration statement for Eldorado Common Stock to be issued in the Merger and the authorization for listing of those shares on the Nasdaq Stock Market, (6) absence of a material adverse effect on the other party, (7) the accuracy of the other party’s representations and warranties, subject to customary materiality standards, (8) compliance of the other party with its respective covenants under the Merger Agreement in all material respects and (9) conversion or certain amendments of, or another mutually agreed arrangement with respect to, Caesars’ 5.00% convertible senior notes due 2024.

The Merger Agreement contains certain termination rights for each of Caesars and Eldorado, including if (1) the Merger is not consummated by June 24, 2020 (as it may be extended, the “End Date”), which date will be extended automatically until September 24, 2020 and thereafter until December 24, 2020, if all conditions precedent, other than the expiration of the waiting period under the HSR Act and/or receipt of required gaming approvals, have been satisfied or are capable of being satisfied, (2) there is a law prohibiting, permanently restraining, enjoining, or rendering unlawful the consummation of the Merger or the issuance of shares of Eldorado Common Stock in the Merger, (3) the required approval of the stockholders of Caesars or Eldorado is not obtained, or (4) there has been a breach of the covenants or representations and warranties by the other party that is not cured such that the applicable closing conditions are not satisfied. In addition, among other reasons, (a) a party may terminate the Merger Agreement in the event that the other party’s board of directors changes its recommendation in favor of the Merger (in the case of the board of directors of Caesars) or the issuance of shares of Eldorado Common Stock (in the case of the board of directors of Eldorado) and (b) Caesars may terminate the Merger Agreement under certain specified circumstances in order to accept a superior proposal in respect of an alternative transaction.

If the Merger Agreement is terminated in certain circumstances relating to changes in the recommendation of the board of directors of Caesars in favor of the Merger, entry by Caesars into an alternative transaction or in certain circumstances following the failure of Caesar’s stockholders to approve the Merger, Caesars will be required to pay Eldorado a termination fee of approximately $418.4 million. If the Merger Agreement is terminated in certain circumstances relating to changes in the recommendation of the board of directors of Eldorado in favor of the issuance of shares of Eldorado Common Stock in the Merger or in certain circumstances following the failure of Eldorado’s stockholders to approve such issuance, then Eldorado will be required to pay Caesars a termination fee of approximately $154.9 million. In addition, each party will be obligated to reimburse the other party’s expenses for an amount not to exceed $50 million if the Merger Agreement is terminated because of the failure to obtain the required approval of such party’s stockholders (creditable against any termination fee that may subsequently be paid by such party).

The Merger Agreement also provides that Eldorado will be obligated to pay a termination fee of approximately $836.8 million to Caesars if the Merger Agreement is terminated (i) due to a law or order relating to gaming or antitrust laws that prohibits or permanently enjoins the consummation of the transactions, (ii) because the required regulatory approvals were not obtained prior to the End Date or (iii) due to Parent willfully and materially breaching certain obligations with respect to the actions required to be taken by Parent to obtain required antitrust approvals.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about Caesars, Eldorado, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; are solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Caesars or Eldorado or any of their respective subsidiaries or affiliates. Caesars’ disclosure schedule contains information that has been included in Caesars’ prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Caesars or Eldorado. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will file in connection with the Merger, as well as in the other filings that each of Caesars and Eldorado make with the SEC.

Voting Agreements

In connection with the execution of the Merger Agreement, on June 24, 2019, Caesars and Recreational Enterprises, Inc (“REI”) entered into a voting agreement (the “REI Voting Agreement”). Eldorado Common Stock beneficially owned by REI subject to the REI Voting Agreement constituted approximately 14.3% of the total issued and outstanding shares of Eldorado Common Stock as of June 24, 2019. Pursuant to the REI Voting Agreement, REI has agreed, among other things, to vote all of its shares of Eldorado Common Stock in favor of the issuance of shares of Eldorado Common Stock in the Merger, certain amendments to the articles of incorporation of Eldorado, and the reincorporation of Eldorado in Delaware, and any other action necessary for the consummation of the Merger that may be submitted to a vote of the stockholders of Eldorado.

Further, REI has agreed to vote against (i) any competing acquisition proposals and (ii) any action, proposal, transaction or agreement that is intended to or would (1) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Eldorado under the Merger Agreement, (2) impede, interfere with, delay, postpone, discourage or adversely affect the timely consummation of the Merger or any of the other transactions expressly contemplated by the Merger Agreement or (3) change in any manner the voting rights of any class of shares of Eldorado.

The REI Voting Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry into or effectiveness of certain amendments, modifications or waivers of the Merger Agreement that are submitted to and approved by the board of directors of Eldorado but not Gary Carano (solely in his capacity as a member of the Eldorado board of directors) , or (d) written notice of termination by Caesars to REI.

A copy of the REI Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the REI Voting Agreement is qualified in its entirety by reference to the full text of the REI Voting Agreement.

Concurrently with the execution of the REI Voting Agreement, Eldorado and certain stockholders affiliated with Carl C. Icahn (collectively, the “Caesars Significant Stockholder”) entered into a voting agreement with respect to the shares of Caesars Common Stock held by Caesars Significant Stockholder, on terms substantially similar to the terms of the REI Voting Agreement.

Item 8.01.	Other Events

In connection with the Merger, on June 24, 2019, Caesars distributed the following materials, copies of which are attached hereto as exhibits and incorporated herein by reference:

•	Caesars All Employee Message (Exhibit 99.1)

•	Caesars Customer Letter and FAQs (Exhibit 99.2)

•	Caesars Social Media Posts (Exhibit 99.3)

•	Caesars Employee Memo for Properties Sold to VICI (Exhibit 99.4)

•	Caesars Entertainment Corporation M&A Call Transcript (Exhibit 99.5)

•	Caesars Tony Rodio All Employee Video Message Script (Exhibit 99.6)

Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Eldorado will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of Caesars and Eldorado. Each of Caesars and Eldorado will provide the joint proxy statement/prospectus to their respective stockholders. Caesars and Eldorado also plan to file other documents with the SEC regarding the proposed merger. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Caesars or Eldorado may file with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF CAESARS AND ELDORADO ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain copies of all documents filed with the SEC regarding this merger, free of charge, at the SEC’s website (www.sec.gov). In addition, copies of the documents filed with the SEC by Caesars will be available free of charge on Caesars’ website at http://www.caesars.com. Copies of the documents filed with the SEC by Eldorado will be available free of charge on Eldorado’s website at http://www.eldorado.com.

Participants in the Solicitation

Caesars, Eldorado, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Caesars and Eldorado stockholders in connection with the proposed merger. You can find more detailed information about Caesars’ executive officers and directors in its definitive proxy statement filed with the SEC on May 15, 2019. You can find more detailed information about Eldorado’s executive officers and directors in its definitive proxy statement filed with the SEC on April 26, 2019. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Additional information about Caesars’ executive officers and directors and Eldorado’s executive officers and directors can be found in the joint proxy statement/prospectus regarding the proposed merger when it is filed with the SEC.

Forward-Looking Statements

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Caesars current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by Caesars and Eldorado, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed merger and the expected date of closing of the merger. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference in connection with the proposed merger include, but are not limited to, the following factors: (1) the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all gaming and other regulatory approvals related to the merger; (2) uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; (3) risks that the proposed merger disrupts the current plans and operations of Eldorado or Caesars; (4) the ability of Eldorado and Caesars to retain and hire key personnel; (5) competitive responses to the proposed merger; (6) unexpected costs, charges or expenses resulting from the merger; (7) the outcome of any legal proceedings that could be instituted against Eldorado, Caesars or their respective directors related to the merger agreement; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (9) the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; (10) delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the merger; and (11) legislative, regulatory and economic developments. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the proposed merger. The forward-looking statements in this document speak only as of this date. Neither Caesars nor Eldorado undertake any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Caesars’ overall business, including those more fully described in Caesars’ filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2018, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Eldorado’s overall business and financial condition, including those more fully described in Eldorado’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2018. The forward-looking statements in this document speak only as of date of this document. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 24, 2019, by and among Caesars Entertainment Corporation, Eldorado Resorts, Inc. and Colt Merger Sub, Inc.

10.1	Voting and Support Agreement, dated as of June 24, 2019, by and between Caesars Entertainment Corporation and Recreational Enterprises, Inc.

99.1	Caesars All Employee Message

99.2	Caesars Customer Letter and FAQs

99.3	Caesars Social Media Posts

99.4	Caesars Employee Memo for Properties Sold to VICI

99.5	Caesars Entertainment Corporation M&A Call Transcript

99.6	Caesars Tony Rodio All Employee Video Message Script

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Caesars hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: June 24, 2019	By:	/S/ MICHELLE BUSHORE
	Name:	Michelle Bushore
	Title:	Executive Vice President, General Counsel, Chief Legal & Regulatory Officer and Corporate Secretary